Exhibit 10.3
EXECUTION VERSION

GUARANTY
Dated as of December 19, 2005
Made by
CADENCE TECHNOLOGY LIMITED,
As Guarantor
in Favor of
BANK OF AMERICA, N.A.,
as the
Administrative Agent
and
THE LENDERS
(as defined herein)

-i-

GUARANTY
          THIS GUARANTY (this “Guaranty”), dated as of December 19, 2005, is made by Cadence Technology Limited, an Irish private limited company (the “Guarantor”), in favor of the Lenders from time to time party to the Term Facility Agreement referred to below, and Bank of America, N.A., as the administrative agent under such agreement (in such capacity, together with any successor administrative agent, the “Administrative Agent”).
RECITALS
          Castlewilder, an Irish unlimited company, (the “Borrower”), the Lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), and the Administrative Agent are parties to a Term Facility Agreement dated as of December 19, 2005 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”).
          The Guarantor is a wholly-owned Subsidiary of the Borrower.
          It is a condition precedent to the making of the Loan to the Borrower under the Credit Agreement at the rate of interest, and with other financial terms, set forth therein, that the Guarantor guarantee the indebtedness and other obligations of the Borrower to the Guaranteed Parties under or in connection with the Credit Agreement as set forth herein.
          The Guarantor will derive benefits from the making of the Loan to the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged by the Guarantor).
          Accordingly, to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and in consideration thereof, the Guarantor hereby agrees as follows:
          Section 1. Definitions; Interpretation.
          (a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
          (b) Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:
          “Administrative Agent” has the meaning specified in the introductory paragraph to this Guaranty.
          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent,

the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
          “Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).
          “Borrower” has the meaning specified in the recitals to this Guaranty.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Dublin, Ireland, New York City or the state where the Administrative Agent’s office is located, and, if such day relates to any LIBOR Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
          “Closing Date” has the meaning specified in the Credit Agreement.
          “Collateral” has the meaning specified in Section 3(a).
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Credit Agreement” has the meaning specified in the recitals to this Guaranty.
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, examination, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
          “Event of Default” has the meaning set forth in the Credit Agreement.
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by the Administrative Agent.
          “Guaranteed Obligations” has the meaning set forth in Section 2.
          “Guaranteed Parties” means the Administrative Agent and each Lender.
          “Guaranty Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered to any Guaranteed Party under or in connection with this Guaranty.
          “Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, examination, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.
          “Intercompany Loans” means, at any time of determination, all outstanding loans and advances for financial purposes, whether secured or unsecured and however evidenced, directly or indirectly extended by the Guarantor in favor of or otherwise owing by the Borrower.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “Lenders” has the meaning specified in the recitals to this Guaranty.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing, but not including the filing of a precautionary financing statement solely in respect of true (operating) lease obligations).
          “Loan” means the loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.
          “Loan Documents” means the “Finance Documents,” as defined in the Credit Agreement.

          “Loan Parties” means the “Obligors,” as defined in the Credit Agreement.
          “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
          “Maturity Extension Date” means, provided an Extended Maturity Date has arisen pursuant to the Credit Agreement, the Initial Maturity Date.
          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
          “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Subordinated Debt” has the meaning set forth in Section 7(a).
          “Subordinated Debt Payments” means any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by set-off, exchange or in any other manner, for or on account of the Subordinated Debt.
          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Guarantor.
          “Utilisation Date” has the meaning set forth in the Credit Agreement.
          (c) Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Guaranty Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Guaranty Document, shall be construed to refer to such Guaranty Document in its entirety and not to any particular provision thereof, (iv) all references in a Guaranty Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Guaranty Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” Section headings herein and in the other Guaranty Documents are included for convenience of reference only and shall not affect the interpretation of this Guaranty or any other Guaranty Document.
          Section 2. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees for the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to the Guaranteed Parties under or in connection with the Credit Agreement and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by the Borrower to the Guaranteed Parties thereunder, in connection therewith, and in connection with any other Loan Document. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, whether now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Law, and including interest that accrues after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 13), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”
          Section 3. Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:
          (a) the Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against the Borrower or any other Person, or any collateral that any Guaranteed Party may from time to time acquire as security for the Guaranteed Obligations (“Collateral”), provided that nothing in this Guaranty shall be construed as imposing any obligation on the Guarantor or any other Loan Party to provide any Collateral for the Guaranteed Obligations;
          (b) this Guaranty is a guaranty of payment when due and not merely of collectibility;
          (c) the Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and
          (d) the Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:
               (i) any Insolvency Proceeding with respect to the Borrower, the Guarantor, any other Loan Party or any other Person;
               (ii) any limitation, discharge, or cessation of the liability of the Borrower, the Guarantor, any other Loan Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;
               (iii) any merger, acquisition, consolidation or change in structure of the Borrower, the Guarantor or any other Loan Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, the Guarantor, any other Loan Party or other Person;

               (iv) any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and to any of the Collateral;
               (v) any claim, defense, counterclaim or set-off, other than that of prior performance, that the Borrower, the Guarantor, any other Loan Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents, but, subject to Section 15, excluding the defense of payment;
               (vi) any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any Collateral, or any Guaranteed Party’s exchange, release, or waiver of any Collateral;
               (vii) any Guaranteed Party’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral, including any Guaranteed Party’s compromise, release, settlement or waiver with or of the Borrower, any other Loan Party or any other Person;
               (viii) any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;
               (ix) any impairment or invalidity of any Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and
               (x) any other guaranty, whether by the Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to any Guaranteed Party.
          Section 4. Consents of Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:
          (a) the principal amount of the Guaranteed Obligations may be increased or decreased and additional Obligations of the Guarantor under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;
          (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

          (c) the time for the Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;
          (d) any Guaranteed Party may discharge or release, in whole or in part, any other Loan Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall any Guaranteed Party be liable to the Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on the Collateral or other collateral therefor;
          (e) the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;
          (f) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and
          (g) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Borrower;
all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.
          Section 5. Guarantor Waivers.
          (a) Certain Waivers. The Guarantor waives and agrees not to assert:
               (i) any right to require any Guaranteed Party to marshal assets in favor of the Borrower, the Guarantor, any other Loan Party or any other Person, to proceed against the Borrower, any other Loan Party or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of §9611 of the New York UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;
               (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;
               (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, the Guarantor or any other Person;
               (iv) any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;
               (v) any rights to set-offs and counterclaims;
               (vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and
               (vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty.
          (b) Additional Waivers.
               (i) The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, the Guarantor or any other Person with respect to the Guaranteed Obligations.
               (ii) Until the Guaranteed Obligations have been paid in full in cash (other than contingent indemnification obligations, which have been provided for to the reasonable satisfaction of the Majority Lenders), the Guarantor waives (A) its rights of subrogation and reimbursement, (B) any defenses the Guarantor may have to the Guaranty by reason of an election of remedies by the Guaranteed Parties, (C) any rights or defenses the Guarantor may have by reason of protection afforded to the Borrower or any other Guaranteed Party pursuant to the anti-deficiency or other laws of the State of New York limiting or discharging the Borrower’s or such other Loan Party’s indebtedness, (D) any defenses arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of the Borrower, (E) any defenses based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower, (F) any right to compel any Guaranteed Party to proceed against or exhaust any security for the Guaranteed Obligations (or to proceed against such security in a particular order) or to pursue any other remedy in such Guaranteed Party’s power whatsoever, and (G) any benefit of and any right to participate in any security now or hereafter held by the Guaranteed Parties.
               (iii) The Guarantor warrants and agrees that each of the waivers set forth herein is made with full knowledge of its significance and consequences and that if any such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.
          (c) Independent Obligations. The obligations of the Guarantor hereunder are independent of and separate from the obligations of any other guarantor of the Guaranteed Obligations, the Borrower and any other Loan Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against the Guarantor, whether or not the Borrower or any such other Loan Party is joined therein or a separate action or actions are brought against the Borrower or any such other Loan Party.
          (d) Financial Condition of Borrower. The Guarantor shall not have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) any Collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any Guaranteed Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.
          Section 6. Subrogation. Until the Guaranteed Obligations (other than contingent indemnification obligations) shall be satisfied in full and the Commitments shall be terminated, the Guarantor shall not have, and the Guarantor shall not directly or indirectly exercise, (a) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (b) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (c) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Party as against the Borrower or any other Loan Party, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. Upon the payment in full of the Guaranteed Obligations and the termination of all Commitments, the Guarantor shall be subrogated to the rights of the Guaranteed Parties against the Borrower to the extent otherwise permitted by law; provided, however, that such subrogation shall not (i) constitute a representation or warranty, express or implied, by any Guaranteed Party as to the enforceability or collectibility of any obligations of the Borrower under the Loan Documents or as to the perfection, priority or enforceability of any lien or security interest contained in or relating to any Loan Document, (ii) grant to the Guarantor any right of recourse against any

Guaranteed Party in respect thereof, (iii) give rise to any duty on the part of any Guaranteed Party to cooperate with the Guarantor in the protection, preservation or enforcement of any rights the Guarantor may have against the Borrower or any other Loan Party, (iv) impair any Guaranteed Party’s unfettered discretion to settle or otherwise compromise any claims such Guaranteed Party may have against the Borrower or otherwise impair or affect any of the waivers or consents contained herein, or (v) restrict any Guaranteed Party from enforcing or forbearing from enforcing any of its rights or remedies against the Borrower; provided further, that the Guarantor shall, upon demand, indemnify each Guaranteed Party against any and all costs and expenses arising directly or indirectly in connection with such right of subrogation.
          Section 7. Subordination.
          (a) Subordination to Payment of Guaranteed Obligations. All payments on account of all Intercompany Loans, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to Borrower or otherwise, including all principal on any such Intercompany Loans, all interest accrued thereon, all fees and all other amounts payable by the Borrower to the Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.
          (b) Subordination Upon Any Distribution of Assets of the Borrower. In the event of any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, upon any Insolvency Proceeding with respect to or involving the Borrower, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which the Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Administrative Agent (on behalf of the other Guaranteed Parties) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to any Guaranteed Party in respect of such Guaranteed Obligations.
          (c) Authorization to Administrative Agent. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding is commenced by or against the Borrower or its property:
               (i) the Administrative Agent, when so instructed by the Majority Lenders, is hereby irrevocably authorized and empowered (in the name of the Guaranteed Parties or in the name of the Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt and issuing a notice to the Guarantor pursuant to section 25A(1)(c) of the Irish Companies (Amendment) Act 1990) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Guaranteed Parties; and
               (ii) the Guarantor shall promptly take such action as the Administrative Agent (on instruction from the Majority Lenders) may reasonably request (A) to collect the Subordinated Debt for the account of the Guaranteed Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Administrative Agent, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.
          Section 8. Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time in connection with successive transactions consummated under the Credit Agreement and the other Loan Documents, and the Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.
          Section 9. Payments; Taxes. (a) The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code or any comparable provision under Irish law), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such Insolvency Proceeding). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars, in immediately available funds, to the Administrative Agent at such office of the Administrative Agent and to such account as the Administrative Agent shall specify in writing to the Guarantor.
          (b) Any and all payments by the Guarantor to or for the account of any Guaranteed Party under the Guarantor Documents shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of any Guaranteed Party, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Guaranteed Party is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Guarantor shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under the Guarantor Documents to any Guaranteed Party then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such other Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions, (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Guarantor shall furnish to the Administrative Agent (which shall forward the same to such Guaranteed Party) the original or a certified copy of a receipt evidencing payment thereof.
          (c) In addition, the Guarantor agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under the Guarantor Documents or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, the Guarantor Documents (hereinafter referred to as “Other Taxes”).
          (d) If the Guarantor shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under the Guarantor Documents to any Guaranteed Party, the Guarantor shall also pay to the Administrative Agent or to such Guaranteed Party, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Guaranteed Party specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Guaranteed Party would have received if such Taxes or Other Taxes had not been imposed.
          (e) The Guarantor agrees to indemnify the Administrative Agent and each other Guaranteed Party for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Guaranteed Party, (ii) amounts payable under Section 9(d) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (e) shall be made within 30 days after the date the Guaranteed Party or the Administrative Agent makes a demand therefor. Such demand for payment shall include a schedule setting out in reasonable detail the calculation of the amount of liability for Taxes or Other Taxes asserted by the Guaranteed Party or Administrative Agent to be due, but no Guaranteed Party shall be obliged to disclose its tax returns or working papers.
          (f) Any payments by the Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Clause 26.5 of the Credit Agreement.

          (g) The agreements in this Section 9 shall survive the payment of all Guaranteed Obligations.
          (h) The provisions of Clauses 12.4 and 15.1 of the Credit Agreement shall apply to this Section 9.
          Section 10. Representations and Warranties. In order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, the Guarantor represents and warrants to each Guaranteed Party, as of the Closing Date, the Utilisation Date and any Maturity Extension Date, that:
          (a) Existence, Qualification and Power; Compliance with Laws. Each of the Guarantor and its Material Subsidiaries (i) is duly organized or formed, validly existing and, if incorporated or organized in a jurisdiction which recognizes the concept, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) with respect to the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Laws; except in each case referred to in clauses (iii) and (iv) of this Section 10(a), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
          (b) Authorization; No Contravention. The execution, delivery and performance by the Guarantor of the Guaranty, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Guarantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Guarantor is a party or affecting the Guarantor or the properties of the Guarantor or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Guarantor or its property is subject; or (c) violate any Law. The Guarantor is in compliance with all Contractual Obligations referred to in clause (ii)(A), except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
          (c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor, other than customary filings in connection with judicial or other enforcement proceedings.
          (d) Binding Effect. This Guaranty has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Obligor party thereto. This Guaranty and each other Loan Document constitute a legal, valid and binding obligation of the Obligor party thereto, enforceable against such Person in accordance with its terms.

          (e) No Default. Neither the Guarantor nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Guaranty or any other Loan Document.
          Section 11. Notices.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Guarantor or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on the signature pages hereof; and (ii) if to any other Guaranteed Party, to the address, telecopier number, electronic mail address or telephone number specified in the Credit Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Guaranteed Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) Change of Address, Etc. Each of the Guarantor and the Guaranteed Parties may change its address, telecopier or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

          Section 12. No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          Section 13. Costs and Expenses; Indemnification.
          (a) Costs and Expenses. The Guarantor shall: (i) pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Guaranty and the other Guarantor Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), including all attorneys’ fees and disbursements; and (ii) pay or reimburse the Administrative Agent and each other Guaranteed Party for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or the other Guarantor Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law). The foregoing costs and expenses shall include all taxes and reasonable fees related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent, and, during the existence of an Event of Default or pursuant to a good faith investigation of the potential existence of an Event of Default, the reasonable cost of independent public accountants and other outside experts retained by any Guaranteed Party.
          (b) Indemnification. Whether or not the transactions contemplated hereby are consummated, the Guarantor agrees to indemnify, save and hold harmless each Agent-Related Person, each other Guaranteed Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including all reasonable and documented attorneys’ fees and disbursements) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Guarantor Document or other Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Guaranty or the Credit Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Guaranty, the Credit Agreement or any other Guarantor Documents or Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).
          (c) Defense. At the election of any Indemnitee, the Guarantor shall defend such Indemnitee using legal counsel satisfactory to such Indemnitee in such Person’s sole discretion, at the sole cost and expense of the Guarantor.
          (d) Interest. Any amounts payable to by the Guarantor under this Section 13 or otherwise under this Guaranty if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the Base Rate plus 2% per annum, to the fullest extent permitted by applicable Law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.
          (e) Payment. All amounts due under this Section 13 shall be payable within ten Business Days after demand therefor.
          (f) Survival. The agreements in this Section 13 shall survive the termination of the Commitments and repayment of all other Guaranteed Obligations.
          Section 14. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each of the Lenders is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Guaranty or any other Guarantor Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each of the Lenders agrees (by its acceptance hereof) promptly to notify the Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
          Section 15. Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Guaranteed Party shall be under any obligation to marshal any assets in favor of the Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that the Guarantor makes a payment to any Guaranteed Party, or any

Guaranteed Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each of the Lenders severally agrees (by its acceptance hereof) to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
          Section 16. Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Indemnitee specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantor, and such obligations shall be limited to those expressly stated herein.
          Section 17. Binding Effect; Assignment.
          (a) Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.
          (b) Assignment. Except to the extent otherwise provided in the Credit Agreement, the Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Majority Lenders. Each Lender may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Clause 22 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, the participant (A) shall be deemed to have a right of set-off under Section 14 in respect of its participation to the same extent as if it were such “Guaranteed Party;” and (B) shall also be entitled to the benefits of Section 13.
          Section 18. Governing Law and Jurisdiction.
          (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
          (c) The Guarantor hereby irrevocably appoints CT Corporation System, a Wolters Kluwer Company, with an office at 111 Eighth Avenue, New York, NY 10011, as its authorized agent (in such capacity, the “NY Process Agent”) with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Guaranty and the other Loan Documents in any of the courts in and of the State of New York. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the NY Process Agent at the NY Process Agent’s address and the Guarantor hereby irrevocably authorizes and directs the NY Process Agent to accept such service on its behalf and agrees that the failure of the NY Process Agent to give any notice of any such service to the Guarantor shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified on the signature page hereof. If for any reason CT Corporation System shall cease to act as NY Process Agent, the Guarantor shall appoint forthwith, in the manner provided for herein, a successor NY Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of New York and acceptable to the Administrative Agent.
          (d) The Guarantor further agrees that the courts of England shall have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Guaranty or the other Loan Documents (including a dispute regarding the existence, validity or termination of any such document or agreement) (a “Dispute”). The Guarantor further waives any objection which it may have at any time to the laying of venue in relation to any proceedings brought in any such court in respect of any Dispute, waives any claim that such proceedings have been brought in an inconvenient forum, and further waives the right to object, with respect to such proceedings, that such court does not have any jurisdiction over it. The Guarantor hereby irrevocably appoints Cadence Design Systems Limited, with an office at Bagshot Road, Attn: Office of the General Counsel, Bracknell, Berkshire, RG12, OPH, UK, as its authorized agent, with all powers necessary to receive on its behalf service of process in any proceedings, commenced in the English courts.

          (e) Nothing in this Section 18 shall affect the right of the Guaranteed Parties to serve legal process in any other manner permitted by law or limit the right of the Guaranteed Parties to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.
          Section 19. Waiver of Jury Trial. THE GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE GUARANTOR DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THE GUARANTOR DOCUMENTS, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND THE GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          Section 20. Entire Agreement; Amendments and Waivers. This Guaranty together with the other Guarantor Documents embodies the entire agreement of the Guarantor with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of the Guarantor, verbal or written, relating to the subject matter hereof and thereof and shall not be amended except by written agreement of the Guarantor, the Administrative Agent and the Majority Lenders. No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent and the Majority Lenders, or the Administrative Agent (with the written consent of the Majority Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          Section 21. Severability. If any provision of this Guaranty or the other Guaranty Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guaranty Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 22. Confidentiality. By its acceptance hereof, each Guaranteed Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such

Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to the Credit Agreement; (e) in connection with the exercise of any remedies hereunder or thereunder or any suit, action or proceeding relating to the Credit Agreement or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or participant in, any of its rights or obligations under the Credit Agreement (or other permitted assignee of or successor to a Guaranteed Party) or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Guarantor; (g) with the consent of the Guarantor; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Guaranteed Party on a nonconfidential basis from a source other than the Borrower or the Guarantor; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Guaranteed Parties may disclose the existence of this Guaranty and the Credit Agreement and information about this Guaranty and the Credit Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Guaranteed Parties in connection with the administration and management of the Credit Agreement, the Guaranty Documents and other Loan Documents, the Commitments, and the Facility. For the purposes of this Section, “Information” means all information received from the Guarantor relating the Guarantor or its Subsidiaries or their businesses, other than any such information that is available to the applicable Guaranteed Party on a nonconfidential basis prior to disclosure by the Guarantor or its Subsidiaries; provided that, in the case of information received from the Guarantor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          Section 23. Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          Section 24. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Guarantor Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to any Guaranteed Party hereunder or under the other Guaranty Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the

Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent (by its acceptance hereof) agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable law). The agreements in this Section 24 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.
[Signature page follows]

          IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, under seal, as of the date first above written.
[Seal]

Present when the Common Seal of
CADENCE TECHNOLOGY LIMITED
was affixed hereto:

/s/ Gerard Byrne

Director

/s/ Karen McManamon

Director/Secretary
[Signature page to Guaranty]